UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2012

DIGITAL REALTY TRUST, INC.

DIGITAL REALTY TRUST, L.P.

(Exact name of registrant as specified in its charter)

Maryland Maryland	001-32336 000-54023	26-0081711 20-2402955
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Embarcadero Center, Suite 3200 San Francisco, California		94111
(Address of principal executive offices)		(Zip Code)

(415) 738-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 11, 2012, we completed the acquisition of a three-property data center portfolio located in the United Kingdom, which we refer to as the Sentrum Portfolio, from Glen Moar Properties Limited, Abry Partners VI, LP, Abry Advanced Securities Fund, LP, Abry Advanced Securities Fund II, LP, Abry Investment Partnership, LP, Abry Senior Equity Co-Investment Fund, III LP and Abry Senior Equity III, LP, or, collectively, the sellers. The purchase price, which was determined through negotiations between us and the sellers, was £715.9 million (equivalent to $1.1 billion based on the July 11, 2012 exchange rate of £1.00 to $1.55) (subject to adjustment in limited circumstances and to additional earn-out payments based on a multiple of the net operating income from the lease-up of currently vacant space in the Sentrum Portfolio in the next three years), a portion of which was used to repay at closing approximately £370 million of indebtedness (equivalent to $573.5 million based on the July 11, 2012 exchange rate of £1.00 to $1.55). The purchase price was paid in cash funded with the net proceeds from the sale of 11,500,000 shares of Digital Realty Trust, Inc.’s common stock, which closed on July 2, 2012, and borrowings under our global revolving credit facility. There are no material relationships between us and the sellers.

The Sentrum Portfolio comprises a total of approximately 761,000 square feet across three data centers located in Croydon, Woking and Watford. The acquisition includes freehold interests in the Woking and Croydon properties and a leasehold interest in the Watford property of 125 years, expiring in 2108.

The foregoing summary of the share sale and purchase agreement between us and sellers, which we refer to as the Purchase Agreement, and the acquisition of the Sentrum Portfolio does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, a copy of which will be filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Financial statements for the Sentrum Portfolio will be filed by amendment as soon as practicable, but not later than 71 calendar days from the date of this Current Report on Form 8-K.

(b) Pro forma financial information.

Pro forma financial information for the Sentrum Portfolio will be filed by amendment as soon as practicable, but not later than 71 calendar days from the date of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: July 17, 2012

Digital Realty Trust, Inc.

By:	/s/ JOSHUA A. MILLS
Joshua A. Mills
Senior Vice President, General Counsel and Assistant Secretary

Digital Realty Trust, L.P.

By:	Digital Realty Trust, Inc. Its general partner

By:	/s/ JOSHUA A. MILLS
Joshua A. Mills
Senior Vice President, General Counsel and Assistant Secretary